Exhibit 99.1

enabling tomorrow’s technologies™

355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Reports Fourth Quarter and Year-end 2020 Results

CENTRAL ISLIP, N.Y., (Business Wire) – March 31, 2021 - CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition systems and materials, today announced its fourth quarter and year-end 2020 financial results.

CVD fourth quarter 2020 revenue was $3.2 million as compared to $5.6 million in the fourth quarter of 2019, a decrease of $2.4 million or 42.9%. Net loss for the fourth quarter 2020 was $5.3 million, or $0.80 per diluted share, which includes an impairment charge of $3.6 million related to the Company’s Tantaline product line, as compared to a net loss of $2.6 million or $.40 per diluted share in the fourth quarter of 2019. CVD’s total 2020 revenue was $16.9 million as compared to $19.6 million in 2019, a decrease of $2.7 million or 13.9%. The net loss for the year ended 2020 was $6.1 million, or $0.91 per diluted share, which includes an impairment charge of $3.6 million related to the Company’s Tantaline product line, as compared to a net loss of $6.3 million or $.96 per diluted share in the year ended 2019.

The Company’s backlog was $5.7 million at December 31, 2020 as compared to $8.9 million at December 31, 2019, a reduction of $3.2 million or 36%. While revenue for each of Q3 and Q4 2019 and Q1 2020 was in the range of $5.5 million -$6 million, the Company experienced significant negative effects from the COVID-19 pandemic including reductions of new orders commencing in the middle of Q1 2020. This reduced order level negatively affected revenue in each of the last three quarters of 2020 and into 2021.

Thomas McNeill, Chief Financial Officer, said “In order to increase our liquidity and to provide necessary working capital to support our on-going business and operations, we have decided to sell our facility located at 555 North Research Place, Central Islip, NY, and on March 29, 2021 we entered into an agreement to sell this building for a purchase price of $24,360,000, subject to the satisfaction or waiver of certain conditions to closing or contingencies. A portion of the sale proceeds would be used to satisfy the existing mortgage debt of approximately $9.3 million at December 31, 2020, and to pay various transaction-related costs in an amount to be determined. Any excess proceeds will be used for general working capital purposes. Further, we have determined the 555 Building is not needed for present and future business operations and that any remaining elements of the Materials business can be consolidated into our remaining facility in Central Islip, NY, which we believe can accommodate any needs for our growth for the foreseeable future.”

In late January under the leadership of the Company’s newly appointed President and Chief Executive Officer Emmanuel Lakios, the Company embarked on an evaluation of our business by market and product segments. This analysis is based on market growth, cash generation and over all return on investment, which confirmed that the equipment systems and production spares are the core elements of the Company’s business.

Mr. Lakios said “2020 was a year of unchartered waters for the global economy. Our business was not immune to the COVID pandemic. The decline in global travel, especially longer distance and long haul travel, caused a decline in demand for aircraft and engines, which in turn impacted our equipment business. Other end use aspects of our business were also negatively impacted such as university projects, as universities were shuttered and moved to remote learning.

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com

enabling tomorrow’s technologies™

Our focus will be on utilizing our 38 years of developed technology for increasing production end use applications. This standardization allows us to provide more value and maturity of our products, bringing more support and value to our customers and the ability for improving our gross margins.

Our Tantaline product line, which was acquired in 2016, and in which we have invested to expand the market and operational capability in Denmark, as well as the US facility, has not met our expectations. Our evaluation is that the Denmark facility currently has ample production capacity and that the USA Tantaline facility and operations are not required to serve the Tantaline market. Our objective is to have the Tantaline product line be cash neutral and to minimize any further investment requirement. We will continue to evaluate the viability of the Tantaline product line over the quarters to come.

As we committed to you in January 2021, we will continue to provide timely communication to our shareholders. Towards that end, we will hold our annual shareholder meeting in mid-July and we will continue to communicate on important developments in the meanwhile.

The Company will hold a conference call to discuss its results today at 4:30 pm (Eastern Time). To participate in the live conference call, please dial toll free (877) 407-2991 or International (201) 389-0925. A telephone replay will be available for 7 days following the call. To access the replay, dial (877) 660-6853 or international (201) 612-7415. The replay passcode is 13718134. A live and archived webcast of the call is also available on the company’s website at www.cvdequipment.com/events.

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, gas control, and other state-of-the-art equipment and process solutions used to develop and manufacture materials and coatings for research and industrial applications. This equipment is used by its customers to research, design, and manufacture these materials or coatings for aerospace engine components, medical implants, semiconductors, solar cells, smart glass, carbon nanotubes, nanowires, LEDs, MEMS, and other applications. Through its application laboratory, the Company provides process development support and process startup assistance with the focus on enabling tomorrow’s technologies™. It’s wholly owned subsidiary CVD Materials Corporation provides advanced materials and metal surface treatments and coatings to serve demanding applications in the electronic, biomedical, petroleum, pharmaceutical, and many other industrial markets.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the COVID-19 pandemic, the success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements. Past performance in not a guaranty of future results.

For further information about this topic please contact:

Thomas McNeill

Phone: (631) 981-7081

Fax: (631) 981-7095                  Email: investorrelations@cvdequipment.com

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com

enabling tomorrow’s technologies™

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2020 and 2019
(In thousands)

	Three Months Ended		Twelve Months Ended
	2020*	2019	2020*	2019
Revenue	$3,172	$5,547	$16,920	$19,647
Gross profit	(91)	1,291	2,882	2,797
Operating expenses	5,316	1,919	10,706	7,781
Operating loss	(5,407)	(628)	(7,824)	(4,985)
Net loss	(5,307)	(2,620)	(6,075)	(6,328)
Diluted loss per share	$(0.80)	$(0.40)	$(0.91)	$(0.96)

* In Q4 2020 the Company recorded a $3.6 million impairment charge included in operating expenses.

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
As of December 31, 2020 and December 31, 2019
(In thousands)

	2020	2019
Assets
Current Assets
Cash and cash equivalents	$7,699	$8,664
Accounts receivable, net	1,048	2,546
Contract assets	494	513
Inventories, net	1,124	1,710
Taxes Receivable	716	-
Other current assets	709	733
Total Current Assets	$11,790	$14,166
Property, plant and equipment, net	28,844	32,102
Other assets	302	455
Total Assets	$40,936	$46,723

Liabilities and Stockholders' Equity
Current Liabilities	$3,704	$5,388
Total Long-Term Liabilities	13,106	11,377
Total Stockholders’ Equity	24,126	29,958
Total Liabilities and Stockholders’ Equity	$40,936	$46,723

CVD earnings release should be read in conjunction with the Company’s filings with the Securities and

Exchange Commission, including the Annual Report on Form 10-K for fiscal year ended December 31, 2020

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com

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